Exhibit 99.1

KKR Announces CEO Succession
Joe Bae and Scott Nuttall Appointed Co-Chief Executive Officers
Henry Kravis and George Roberts Continue to Serve as Executive Co-Chairmen
Company Announces Corporate Reorganization

NEW YORK—October 11, 2021, KKR & Co. Inc. (together with its subsidiaries, “KKR”), a leading global investment firm, today announced that Joe Bae and Scott Nuttall have been appointed Co-Chief Executive Officers, and Co-Founders Henry Kravis and George Roberts will remain actively involved as Executive Co-Chairmen of KKR’s Board of Directors. The leadership transition is effective immediately.

“Whether reflecting on the business, our mission or the team that undertakes it, we are proud of what we have built to support companies and serve our clients over the last four and a half decades.  Joe and Scott—over the last 25 years—have played a significant role in that endeavor and in shaping the firm, its culture, and our market leading businesses into what they are today. As Co-Presidents and Co-Chief Operating Officers, they have worked collaboratively and cemented a strong leadership team that has taken the firm to new heights,” KKR Co-Founders and Executive Co-Chairmen of KKR’s Board of Directors Henry Kravis and George Roberts said.

They added: “We could not be more excited about this moment in time. There is such a huge need for private capital to support businesses, and KKR still has so much potential even 45 years later.  We are looking forward to all that lies ahead and to working with Joe and Scott to fulfill our mission of fortifying companies and helping secure the retirements and livelihoods of the hundreds of millions of people around the world who depend on our support and investment expertise.”

Co-founded in 1976 by first cousins George Roberts and Henry Kravis together with Jerome Kohlberg, KKR has evolved from a U.S.-focused private equity firm to a global financial services enterprise that invests across many alternative asset classes in addition to private equity, including leveraged and alternative credit, infrastructure, real estate, growth equity, impact, core, and energy. The firm also has a capital markets business, a retirement and life insurance business through Global Atlantic, and hedge fund partnerships, including with Marshall Wace.

Joe Bae and Scott Nuttall are the firm’s second pair of Co-Chief Executive Officers. Mr. Bae and Mr. Nuttall both joined KKR in 1996 and have served as Co-Presidents and Co-Chief Operating Officers of KKR since July 2017. Since then, KKR has seen significant growth in operating performance, with assets under management, book value, total distributable earnings doubling and KKR’s stock price tripling along with strong and differentiated investment performance on behalf of KKR’s fund investors.

Commenting on the appointment, Joe Bae and Scott Nuttall said: “We have spent virtually our entire careers at KKR because Henry and George are visionaries who not only shaped the business world but created a really special firm. We are fortunate to have learned from and been mentored and inspired by two of the world’s most innovative investors of all time. We could not be more proud of the firm’s mission and the people who undertake it and we look forward to working alongside Henry and George in the years ahead. As a team, we are deeply honored to be stewards of the capital of our clients and shareholders and, with our Partners, to lead the talented team of employees who collaborate to deliver for them every single day.”

Joseph Bae joined KKR in 1996. Prior to his appointment as Co-Chief Executive Officer, he served as Co-President and Co-Chief Operating Officer and has been a member of the board of directors of KKR & Co. Inc., since July 2017. Mr. Bae has held numerous leadership roles at KKR. He was the architect of KKR’s expansion in Asia, building one of the largest and most successful platforms in the market.  In addition to his role developing KKR’s Asia-Pacific platform, he has presided over business building in the firm’s private markets businesses, which included leading or serving on all of the investment committees and implementing the firm’s modern thematic investment approach. Mr. Bae serves on the firm’s Inclusion and Diversity Council. He is active in a number of non-profit educational and cultural institutions, including co-founding and serving on the board of The Asian American Foundation, serving as a member of Harvard University’s Global Advisory Council and serving as a member of the Board and Executive Committee of Lincoln Center.

Scott Nuttall joined KKR in 1996. Prior to his appointment as Co-Chief Executive Officer, he served as Co-President and Co-Chief Operating Officer and has been a member of the board of directors since July 2017.  Mr. Nuttall has held numerous leadership roles at KKR. He was the architect of the firm’s major strategic development initiatives, including leading KKR’s public listing, developing the firm’s balance sheet strategy, overseeing the development of KKR’s public markets businesses in the credit and hedge fund space as well as the creation of the firm’s capital markets, capital raising and insurance businesses. Mr. Nuttall serves on KKR’s Balance Sheet Committee and the firm’s Inclusion and Diversity Council. He is currently a member of the board of directors of Fiserv, Inc. Mr. Nuttall has served on the boards of various non-profit institutions with a particular focus on education, most recently as Co-Chairman of Teach for America - New York.

Concurrent with the elevation of Messrs. Bae and Nuttall, KKR is announcing a series of transformative structural and governance changes.  First, in a transaction expected to be completed in 2022, KKR will combine with KKR Holdings L.P., which is an entity through which certain current and former employees hold interests in KKR. In this transaction, which is subject to the receipt of requisite regulatory approvals, unitholders of KKR Holdings L.P. will receive one share of KKR common stock for each unit they hold in KKR Holdings L.P. as well as their pro rata share of an additional 8.5 million shares of KKR common stock.  In addition, KKR will eliminate its Series II preferred stock and terminate its tax receivable agreement with respect to units of KKR Holdings L.P. that are not previously exchanged.  Second, on December 31, 2026, subject to exceptions that would accelerate this date, KKR will eliminate its controlling Series I preferred stock and also acquire control of KKR Associates Holdings L.P.  Currently, holders of our common stock are entitled to vote on a one vote per share basis with respect to certain corporate actions including, among others, a sale of all or substantially all of our assets or amendments to our certificate of incorporation, which adversely change the rights or preferences of our common stock. Holders of our common stock do not vote on other matters, including with respect to the election of directors, who are currently elected by the Series I preferred stockholder. Following the elimination of the Series I preferred stock, all common stock will vote on a one vote per share basis on all matters customarily presented to common stockholders, including with respect to the election of directors.  These reorganization transactions are expected to increase the rights of our common stockholders, further align the interests of the current and future leadership of KKR with our common stockholders, enhance corporate governance at KKR, and simplify KKR’s corporate structure.  Additional information about these transactions is available at https://ir.kkr.com/events-presentations/.

About KKR

KKR is a leading global investment firm that offers alternative asset management and capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life, and reinsurance products under the management of The Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com and on Twitter @KKR_Co.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including but not limited to the statements with respect to the consummation or the timing of the reorganization transactions, including but not limited to:  the acquisition of KKR Holdings L.P., the elimination of the Series I preferred stock and Series II preferred stock, termination of the tax receivable agreement, acquisition of control of KKR Associates Holdings L.P., and changes to the voting rights of the common stock. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, outstanding shares of common stock, and capital structure may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: any delays or difficulties in receiving regulatory approvals; failure to complete the reorganization transactions; distraction of management or other diversion of resources caused by the reorganization transactions; the impact of the ongoing COVID-19 pandemic; whether KKR realizes all or any of the anticipated benefits from the reorganization transactions and the timing of realizing such benefits; whether there are any increased or unforeseen costs associated with the reorganization transactions; and any adverse change in tax law or regulatory requirements. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. Additional information about factors affecting KKR is available in the Annual Report, quarterly reports on Form 10-Q for subsequent quarters and other filings with the SEC, which are available at www.sec.gov.

Contacts

Media
Kristi Huller, 212-230-9722
Kristi.Huller@kkr.com

Investors

Craig Larson, 212‐230‐9410
Craig.Larson@kkr.com